EXHIBIT F

FORM OF INVITATION FOR MONEY MARKET QUOTES

Date:  ___________, _____
To:	Lenders party to the Agreement (as defined below)

Ladies and Gentlemen:

Reference is made to that certain 364 Day Credit Agreement, dated as of March 6, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Toyota Motor Finance (Netherlands) B.V., a corporation organized under the laws of the Netherlands, Toyota Motor Credit Corporation, a California corporation, Toyota Financial Services (UK) PLC, a corporation organized under the laws of England, Toyota Leasing GmbH, a corporation organized under the laws of Germany, Toyota Credit de Puerto Rico Corp., a corporation organized under the laws of Puerto Rico, Toyota Credit Canada Inc., a corporation organized under the laws of Canada, Toyota Kreditbank GmbH, a corporation organized under the laws of Germany, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Agent and Swing Line Lender, Banc of America Securities LLC, Citigroup Global Markets Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A., as Swing Line Lender and Citibank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agents.

On behalf of [Toyota Motor Finance (Netherlands) B.V.] [Toyota Motor Credit Corporation] [Toyota Financial Services (UK) PLC] [Toyota Leasing GmbH] [Toyota Credit de Puerto Rico Corp.] [Toyota Credit Canada Inc.] [Toyota Kreditbank GmbH], you are invited to submit Money Market Quotes for (select one):

___ Money Market Absolute Rate for	___ Money Market Margin for
Money Market Absolute Rate Loans	Money Market LIBOR Loans

1.           On _______________________________________ (a Business Day).

2.           In the amount of US$  ___________________________.

3.           For an Interest Period of  _________________________.

Please respond to this invitation by no later than [1 :00 p.m.] [9:00 a.m.] on [date].

BANK OF AMERICA, N.A., as Administrative Agent

By: _____________________________________

Authorized Officer

F-1
Form of Invitation for Money Market Quotes